EXHIBIT 11
                          GENRAD, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                                                Three Months Ended                 Six Months Ended
                                           -----------------------------   ----------------------------
                                                 July 4,        June 28,        July 4,        June 28,
                                                    1998            1997           1998            1997
                                           -------------    ------------   ------------    ------------
Basic earnings per share:

Net (loss) income available to
    common stockholders                    $ (24,804,000)   $  7,921,000   $(15,896,000)   $ 19,638,000
                                           =============    ============   ============    ============

Weighted average number of
   common shares outstanding                  28,286,000      26,697,000     27,887,000      26,414,000
                                           =============    ============   ============    ============

Basic earnings per share                   $       (0.88)   $       0.30   $      (0.57)   $       0.74
                                           =============    ============   ============    ============

Diluted earnings per share:

Net (loss) income available to
   common stockholders                     $ (24,804,000)   $  7,921,000   $(15,896,000)   $ 19,638,000
                                           =============    ============   ============    ============

Weighted average number of common
   shares outstanding                         28,286,000      26,697,000     27,887,000      26,414,000

Weighted average incremental shares from
the assumed conversion of stock options
   and restricted stock awards                      --         1,480,000           --         1,682,000
                                           -------------    ------------   ------------    ------------
          Total:                              28,286,000      28,177,000     27,887,000      28,096,000
                                           =============    ============   ============    ============

Diluted earnings per share                 $       (0.88)   $       0.28   $      (0.57)   $       0.70
                                           =============    ============   ============    ============